EXHIBIT 23.4

                           DeGolyer and MacNaughton
                              One Energy Square
                             Dallas, Texas 75206


                                 July 21, 1995




Triton Energy Corporation
6688 North Central Expressway
Suite 1400
Dallas, Texas  75206

Gentlemen:

     We hereby consent to (i) the incorporation by reference from Triton Energy Corporation's (the Company's) Transition Report on Form 10-K for the period from June 1, 1994 to December 31, 1994, and inclusion in the Company's Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 No. 33-59567 relating to an offering of the Company's common stock, of certain data from our report dated January 30, 1995, entitled "Appraisal Report as of December 31, 1994 on Certain Properties in Colombia owned by Triton Colombia Incorporated" under the caption "Properties - Reserves" in Item 2 of said Form 10-K and (ii) the specific references to our firm in "Experts" in Form 10-K and Form S-3.


     Very truly yours,



     DeGOLYER and MacNAUGHTON